BLACKROCK New York Municipal Income Trust II

FILE #811-21124

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
9/14/2007	Dormitory Authority of State of NY	120,820,000	500,000	Goldman, Sachs & Co., Alta Capital Group LLC, Janney Montgomery Scott LLC, J.P. Morgan Securities Inc., Merrill Lynch & Co
10/3/2007	NEW YORK ST TWY AUTH GEN REV	1,008,910,000	350,000

Citi, JPMorgan, M.R. Beal & Company, Merrill Lynch & Co., Raymond James & Associates, Inc., Bear, Stearns & Co. Inc, RBC Capital Markets, UBS Investment Bank, KeyBanc Capital Markets, Wachovia Bank, National Association

2/6/2008	City of New York	475,000,000	250,000

Loop Capital Markets, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers, M.R. Beal & Company, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., RBC Capital Markets, Siebert Brandford Shank & Co., UBS Securities LLC, Wachovia Bank, National Association, Cabrera Capital Markets Inc., Commerce Capital Markets, Inc., Jackson Securities, LLC, Janney Montgomery Scott LLC, Raymond James & Associates, Roosevelt & Cross, Inc., Southwest Securities, Inc.

BLACKROCK New York Municipal Income Trust II

FILE #811-21124

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/7/2008	PUERTO RICO COMWLTH AQUEDUCT & SWR	1,316,204,456	150,000

Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc, Banc of America Securities LLC, BBVAPR MSD, DEPFA First Albany Securities LLP, Eurobank MSD, Goldman, Sachs & Co., JP Morgan, Lehman Brothers, Loop Capital Markets, Merrill Lynch & Co., Oppenheimer & Co. Inc., Oriental Financial Services, Popular Securities, RBC Capital Markets, Samuel Ramirez & Co., Santander Securities, Scotia Capital, UBS Investment Bank, Wachovia Capital Markets, LLC

6/5/2008	Dormitory Authority of the State of New Municipal Health	414,095,000	1,000,000

Morgan Stanley, Lehman Brothers, Banc of America Securities LLC, DEPFA First Albany Securities LLC, Merrill Lynch, MR Beal & Company, Ramirez & Co., Inc, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Wachovia Bank, National Association

BLACKROCK New York Municipal Income Trust II

FILE #811-21124

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/12/2008	NEW YORK N Y CITY TRANSITIONAL FIN	700,000,000	500,000

Goldman, Sachs & Co., Citi, Banc of America Securities LLC, DEPFA First Albany Securities LLC, JPMorgan, Lehman Brothers, Loop Capital Markets LLC, M.R. Beal & Company, Merrill Lynch & Co., Morgan Stanley, Prager, Sealy & Co., LLC, Ramirez & Co., Inc., Roosevelt and Cross Incorporated, Siebert Brandford Shank & Co., LLC, Wachovia Bank, National Association, Jackson Securities Inc., Raymond James & Associates, Inc., RBC Capital Markets, Stifel Nicolaus, Southwest Securities.

7/2/2008	NEW YORK ST DORM AUTH REVS ST SUPP	516,455,000	700,000

JPMorgan, Lehman Brothers, Goldman, Sachs & Co., Merrill Lynch, Ramirez & Co., Inc., Wachovia Bank, National Association, Cain Brothers & Company, LLC, DEPFA First Albany Securities LLC, Jackson Securities, Morgan Stanley, Raymond James & Associates, Inc., Roosevelt & Cross, Incorporated, Stearne, Agee & Leach, Inc.

7/9/2008	NEW YORK ST DORM AUTH REVS NON ST	115,000,000	500,000	Citi, Banc of America Securities LLC, Goldman, Sachs & Co., Loop Capital Markets, LLC, Merrill Lynch, RBC Capital Markets, Sterne, Agee & Leach, Inc.